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                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): May 2, 1996
                                   -----------

                       VITAFORT INTERNATIONAL CORPORATION
                       ----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




     Delaware                        0-18438                     68-0110509
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(STATE OR OTHER JURISDICTION       (COMMISSION                 (IRS EMPLOYER
     OR INCORPORATION)              FILE NUMBER)             IDENTIFICATION NO.)




Suite 480, 1800 Avenue Of The Stars, Los Angeles, California            90067
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



Registrant's Telephone Number,
Including Area Code:             (310) 552-6393
                          ----------------------------



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 2, 1996, pursuant to the terms of a letter agreement, dated May 1, 1996, and the attachments thereto (the "Foreclosure Purchase Agreement" or "FPA")), the Registrant acquired the trademarks "Auburn Farms" and "Nature's Warehouse" and certain related trademarks, trade dress, and related intangibles in a foreclosure sale from secured lenders to Auburn Farms, Inc, d.b.a. Nature's Warehouse ("AFI"). The purchase price under the FPA consists of a cash payment of $75,000 and deferred payments based upon gross sales, as defined in the FPA, of products sold by the registrant which bear the acquired trademarks. The deferred payment for AFI's existing products, as defined in the FPA, equals three and one half (3 1/2%) percent of gross sales for a period of thirty months commencing May 1, 1996; three (3%) percent of gross sales for the next ensuing period of thirty months; two and one half
(2 1\2%) percent of gross sales for the next ensuing period of thirty months; and two (2%) percent of gross sales for the next ensuing period of thirty months. For newly created products, as defined in the FPA, which utilize the acquired trademarks, the Registrant will be required to pay a deferred purchase price equal to one and one half (1 1/2%) percent of gross sales for a period of 120 months commencing May 1, 1996. The FPA agreement also provides that the Registrant has the option to purchase certain inventories of packaging materials from AFI.

     The Registrant will use co-packers which it will select to produce products bearing the acquired trademarks. The cash portion of the purchase price was funded through the Registrant's existing working capital.

ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED.  Not applicable.

(b)  PRO-FORMA FINANCIAL INFORMATION.  Not applicable.

(c)  EXHIBITS.

     1.  Foreclosure Purchase Agreement.




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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       VITAFORT INTERNATIONAL CORPORATION



                                       By:  /s/ Mark Beychok
                                          ---------------------------------
                                                Mark Beychok,
                                                Chief Executive Officer

Dated: May 16, 1996













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